                                                                   Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 1, 1998 by and among NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION a Nevada corporation ("NMFS"); JORGE PEREZ, SR. and JORGE PEREZ, JR., each residents of the State of Florida ("Shareholders"); and ADVANCED PHYSICIAN BILLING INC., a Florida corporation ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller owns and operates a medical billing business at 7315 S.W. 87th Avenue, Suite 200, Miami, FL 33173 (the"Business");

     WHEREAS, Shareholders own all of the outstanding stock of Seller;

     WHEREAS, it is Seller's intention to cause the sale of Seller's assets in order to liquidate Seller's investment in said assets, after which Shareholders will become employees of NMFS, each pursuant to a certain Employment Agreement dated as of the even date hereof;

     WHEREAS, NMFS desires to buy, and Seller desires to sell, substantially all of the assets owned by Seller and used in the operation of the Business, upon the terms and conditions hereinafter set forth;

     WHEREAS, to induce NMFS to perform under this Agreement and as a condition thereto, Shareholders (and Seller) have each agreed to execute a noncompetition agreement in favor of NMFS (the "Noncompetition Agreements");

     WHEREAS, to induce NMFS to perform under this Agreement, Shareholders have each agreed to execute a certain employment agreement between such Shareholder and NMFS (the "Employment Agreements"); and

     WHEREAS, to induce Seller to enter into this Agreement, NMFS and Seller have agreed under certain circumstances Seller may reacquire the assets of Seller conveyed under this Agreement and Seller may reacquire the assets of Seller conveyed under this Agreement, and in furtherance of that agreement Seller and NMFS have executed a Buy-Back Agreement dated as of the even date hereof (the "Buy-Back Agreement");

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:


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     Section 1. Sale of Assets; Assumption of Specified Liabilities

     1.1 Sale of Assets. On the terms, subject to the conditions, and for the consideration hereinafter stated, Seller, hereby agrees to sell, convey, transfer, assign and deliver to NMFS, and NMFS agrees to buy and acquire as hereinafter provided, at the "Closing" (as hereinafter defined), all assets of Seller, tangible or intangible, real or personal, including, without limitation, the following described assets owned and used by Seller:

     (a) all equipment, business machines, computers, furniture, furnishings, and other tangible personal property of Seller including, without limitation, that listed in Exhibit 1.1(a) hereto;

     (b) all accounts receivable and unbilled amounts for service of Seller as of midnight of the day before the Closing Date, which shall be consistent with the aged accounts receivable listing as of June 30, 1998 set forth at Exhibit 1.1(b) attached hereto except for additions and collections in the ordinary course of business;

     (c) all claims and rights under the contracts of Seller listed in Exhibit 1.1(c) (the "Assigned Contracts");

     (d) all business records, all customer lists, and all personnel lists (whether past or present, whether stored in computer memory or on hard copy);

     (e) all sales literature, promotional material and other general files and printed forms used by Seller;

     (f) all goodwill, trademarks, services marks and trade names used by Seller (including, without limitation, the name "Advanced Physician Billing").

     (g) all rights of Seller under licenses and other governmental approvals or permits (to the extent transferable);

     (h) all telephone numbers and telephone and yellow pages directory listings;

     (i)  all prepaid expenses and deposits of Seller;

     (j)  all inventory and supplies of Seller;

     (k)  all rights to leasehold improvements and fixtures;

     (l)  all software used by Seller;

     (m)  all payroll records for all employees of Seller;

     (n) all information and documentation relating names, addresses and telephone numbers of referral sources;


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     (o)  all records and lists of third party payor and case manager contacts including names, addresses and telephone numbers;

     (p)  all records relating to vendors dealing with Seller; and

     (q) all financial records of Seller. The foregoing assets may be referred to herein collectively as the "Assets". The "Assets" shall not include any "Excluded Assets", as defined in Section 1.2 below.

     The "Assets" shall include, without limitation, all properties and assets of Seller and the Business as reflected in the 1997 Financial Statements referred to in Section 4.3 hereof and all properties and assets acquired by Seller after December 31, 1997, except those properties and assets disposed of thereafter in the ordinary course of business and except for the "Excluded Assets" as defined below.

     1.2 Excluded Assets. Notwithstanding the provisions of Section 1.1 hereof, the following described assets of Seller shall not be acquired by NMFS, shall not constitute "Assets," and shall be defined herein as the "Excluded Assets":

     (a)  the minute books and stock ledger books of Seller;

     (b)  all cash of Seller as of midnight the day before the Closing Date;

     (c) any land or buildings owned by Seller; all pension plan assets of Seller;

     (d)  all pension plan assets of Seller;

     (e)  any vehicles used in the Business; and

     (f)  the assets described in Exhibit 1.2(f) hereof.

     1.3 No Assumption of Liabilities. It is expressly acknowledged and agreed that, except in respect of the Assigned Contracts, NMFS is assuming no obligations, debts or liabilities of Seller or Shareholders (and Seller and Shareholders shall jointly and severally indemnify NMFS against any and all suck debts, obligations and liabilities) including, without limitation, the following described debts, obligations or liabilities:

     (a) any liability, indebtedness or obligation of Seller or Shareholders for borrowed money, whether absolute or contingent, direct or indirect;

     (b) liabilities and obligations of Seller or Shareholders,the existence of which constitute a breach of any of the representations or warranties made by Seller or Shareholders in this Agreement or in any document delivered by Seller or Shareholders pursuant to this Agreement;

     (c) any liabilities or obligations arising out of or in connection with any litigation, claim, investigation or proceeding (including, without limitation, losses, costs, expenses, attorneys' fees, and damages incurred in connection therewith) which relate to Seller or Shareholders or relate to services performed or products delivered prior to the Closing or which arise out of actions taken by, or omissions of, Seller or Shareholders prior to the Closing (whether or not scheduled on Exhibit 4.8);

     (d) any federal, state, local or other income taxes payable by Seller or Shareholders or any interest or penalties with respect thereto;

     (e) any liability under any employee benefit or welfare plan or regarding any compensation or withholding taxes owed to or with respect to any employee or independent contractor of Seller or Shareholders;

     (f) liabilities and obligations of Seller or Shareholders for payroll, wages, salaries, bonuses, vacation, sick pay and severance pay and other like amounts due as of the Closing Date to officers, directors, employees, contractors and agents of Seller or Shareholders, all of which amounts are listed in Exhibit 1.3(f) attached hereto;

     (g) liabilities and obligations of Seller or Shareholders based upon tortuous or illegal conduct;

     (h) liabilities and obligations of Seller or Shareholders for any breach or violation, as of the Closing, of any contracts of Seller or Shareholders including, without limitation the Assigned Contracts;

     (i) liabilities and obligations of Seller or Shareholders for environmental or ecological matters, including those relating to the use, transport, disposal, handling or storage of hazardous or toxic materials, pollutants, contaminants, petroleum products, or waste;

     (j) liabilities and obligations of Seller or Shareholders incurred in connection with the preparation of this Agreement and the consummation of transaction contemplated hereby, including, without limitation, legal and accounting fees; and

     (k) trade payables and operating expenses of Seller incurred or accrued prior to the Closing Date.


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

All of the foregoing items described in clauses (a) through (k) above are referred to herein collectively as the "Excluded Liabilities".

     In addition, Seller or Shareholders will immediately reimburse NMFS upon demand for any sales or similar tax (or any interest or penalties with respect thereto) which NMFS may be required to pay or become liable for as a result of the consummation of the transactions and the sale of the Assets contemplated hereby; provided, however, that such taxes to be reimbursed by Seller or Shareholder, as the case may be, shall not include any taxes levied by the State of Nevada.

     Notwithstanding the foregoing, NMFS will assume the obligations of Seller under the "Assigned Contracts", but only to the extent that they represent obligations which are by their stated terms to be performed, in the ordinary course, subsequent to the Closing Date.

     1.4 Freedom from Encumbrances. The conveyance of the Assets to NMFS hereunder shall be free and clear of all claims, security interests, pledges, options, rights of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases, and encumbrances (all such claims, security interests, pledges, options, rights -of first refusal, liens, financing statements, deeds of trust, mortgages, charges, assessments, restrictions, leases and encumbrances being referred to individually as an "Encumbrance" and collectively as "Encumbrances"), except solely for the Assigned Contracts.

     Section 2. Amount, Payment and Allocation of Consideration.

     2.1 Amount and Payment. At the "Closing" (as defined in Section 3.1 hereof), NMFS shall deliver the following "Consideration" for the Assets and for the execution, delivery and performance by Seller and Shareholders of the Noncompetition Agreements (as defined in Section 3.4(i) hereof)

     (i) a promissory note in the principal amount of $1,649,000 in substantially the form attached hereto as Exhibit 2.1(i) (the "Promissory Note") shall be delivered to Seller in consideration of the sale of the Assets to NMFS; and

     (ii) $50,000 cash shall be delivered to Shareholders (and Seller) in consideration of the execution, delivery and performance by Seller and Shareholders of the Noncompetition Agreements.


     2.2 Allocation. The Consideration shall be allocated for tax purposes as provided in Exhibit 2.2 hereof and as otherwise required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each party will timely file IRS Form 8594 as required under the Code, which shall be completed in conformity with the allocations set forth in this Agreement.


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     Section 3. Closing.

     3.1 Closing and Closing Date. The closing (the "Closing") of the sale and purchase of the Assets and the execution and delivery of the other agreements and documents contemplated herein shall take place on or before July 1, 1998 at 10:00 a.m., Miami, Florida time at 7315 S.W. 87th Avenue, Suite 200, Miami, FL 33173, or at such other place and time as may be deemed appropriate by the parties hereto, at which time the cash consideration as stated in Section 2.1(ii) shall be delivered in immediately available funds pursuant to Seller's further direction. For purposes of this Agreement and for accounting purposes, the "Closing Date" shall be July 14, 1998. If the parties agree, the Closing may be consummated by exchange of signature pages by facsimile transmission, with the originals thereof to be delivered by mail as soon thereafter as practicable. At the Closing, all charges for rent, utilities, payroll, payments under Assigned Contracts, and other current operating expenses of the Business shall be prorated based on actual days elapsed for the appropriate period, with Seller being responsible for its share of such perorations through midnight of the day preceding the Closing Date.

     3.2 Action by NMFS. Upon the terms and subject to the conditions herein contained, at the Closing on the Closing Date, NMFS will deliver to Seller and Shareholders the following:

     (i)  The certificate referred to in Section 6.1 hereof;

     (ii) The opinion of counsel for NMFS referred to in Section 6.3 hereof;

     (iii) Resolutions of NMFS, certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement and the other agreements to be delivered by NMFS in connection with the Closing hereunder; and

     (iv) The Consideration in the manner specified in Section 2.1 hereof and in the form specified in Section 3.1 hereof.

     3.3 Action by Seller. Upon the terms and subject to the conditions herein contained, at the Closing on the Closing Date, Seller and Shareholders will deliver to NMFS the following:

     (i) A duly executed Bill of Sale and Assignment in substantially the form of Exhibit 3.3(i) hereto;

     (ii) The certificate referred to in Section 7.1 hereof;

     (iii) The opinion of counsel for Seller and Shareholders referred to in
          Section 7.3 hereof; and

     (iv) Resolutions of Seller, certified by an appropriate officer, authorizing the execution, delivery and performance of this Agreement and the other agreements to be delivered by Seller in connection with the Closing hereunder.


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

     3.4 Action by All Parties. Upon the terms and subject to the conditions herein contained, at the Closing on the Closing Date, the parties will, as appropriate, execute and deliver to each other the following:

     (i) The "Noncompetition Agreements" in substantially the form attached hereto as Exhibit 3.4(i);

     (ii) The "Employment Agreements" in substantially the form attached hereto as Exhibit 3.4(ii);

     (iii) The "Lease" in substantially the form attached hereto as Exhibit 3.4(iii) relating to the 7315 S.W. 87th Avenue, Suite 200, Miami, FL 33173 offices;

     (iv) The "Buy-Back Agreement" in substantially the form attached hereto as
          Exhibit 3.4 (iv); and

     (v) Loan proceeds of $400,000 delivered to Seller by NMFS in exchange for a "Promissory Note" of Seller in substantially the form attached hereto as Exhibit 3.4(v).

     3.5 Further Acts. and Assurances. From time to time and at any time, at NMFS's request, whether on or after the Closing Date, and without further consideration, Seller shall, at its expense, execute and deliver such further documents and instruments of conveyance and transfer and shall take such further actions (i) as may be reasonably necessary to transfer and convey to NMFS all of the right, title and interest in and to the Assets, free and clear of any Encumbrance whatsoever, or (ii) as may be reasonably necessary to carry out the intent of this Agreement and the transactions contemplated hereby, or (iii) as may be reasonably, necessary in connection with any audit which NMFS may conduct of Seller's financial statements in compliance with SEC financial reporting requirements, which audit (if any) shall be at NMFS's sole expense.

     3.6 Audit. To the extent required by SEC financial reporting regulations, NMFS shall have the right to cause its accounting firm to audit the financial statements of Seller limited to the current year and the two years prior to the current year at NMFS's expense. Seller shall cooperate reasonably in connection with any such audit or audits and will execute management letters and other documents reasonably requested in connection with any such audit or audits or any equity offering by NMFS.

     Section 4. Representations and Warranties of Seller and Shareholders.

     Seller and Shareholders hereby jointly and severally represent, warrant, covenant and agree to and with NMFS as follows:


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

     4.1 Seller's Existence and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The nature of Seller's business as now conducted and the character or location of its properties do not require qualification by it to do business in any other jurisdiction. Seller has the corporate power to own its property and to carry on the Business as now being conducted.

     4.2 Insider Transactions. Except as disclosed in Exhibit 4.2 hereto, Seller is not, directly or indirectly, a party to any contract, lease or commitment with any officer or director of Seller or any affiliate of any such director or officer. As used in this Section 4.2, the term "affiliate" shall mean any member of the immediate family of such officer or director or any corporation, partnership, trust or other entity in Which such officer or director has a substantial interest or is a director, officer, partner or trustee.

     4.3 Accuracy of Financial Statements. Seller has delivered to NMFS as
Exhibit 4.3 the financial statements of Seller for the periods ended December 31, 1997 and June 30, 1998 (the Financial Statements"). The balance sheet and income statement for the year ended December 31, 1997 are referred to hereinafter as the "1997 Financial Statements". The Financial Statements are complete and accurate and fairly present the financial condition of Seller and the income and expenses of Seller as of the respective dates thereof. Except as noted in Exhibit 4.3, the Financial Statements have been prepared on a cash basis and are accurate. Seller has no material liabilities or obligations (including, without limitation, any liability for federal, state or local taxes of Seller), for any period ended on or prior to the 1997 Financial Statements or any liability or obligation in connection with any transaction or state of affairs entered into or existing on or before the date thereof, which is not fully reflected on the 1997 Financial Statements or otherwise disclosed to NMFS in the Exhibit 4.10 hereto.

     4.4 Properties of Seller.

     (i) The 1997 Financial Statements reflect all of the properties presently owned by Seller and used in the Business.

     (ii) Exhibit 4.4(ii) attached hereto is an accurate and complete list of all real or personal property which is used by Seller in the Business and which either is not owned by Seller or is leased or rented by Seller.

     4.5 Taxes and Tax Returns. Seller has filed all federal, state and local tax returns and reports of Seller which have become due to be filed (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales and payrolls), and such returns are complete and accurate in all material respects. A copy of Seller's most recent federal income tax return is attached as Exhibit 4.5 hereto. Seller has paid all taxes, assessments, fees, interest, penalties (if any) and other governmental charges due with respect to the periods covered by such tax returns and reports and as reflected on said returns and reports. Seller is not delinquent in the payment of any taxes, assessments or governmental charges, and there are no assessments of


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

additional taxes threatened against Seller or any of Seller's properties. No waiver of any statute of limitations or agreement for extension of time for assessment in respect of any tax liability of Seller has been given by Shareholders or Seller which is presently in effect. Without limiting the foregoing, (a) Seller has timely filed all FICA, FUTA and similar state and local tax returns and withholding of employee tax returns and reports of Seller which have become due to be filed and has paid all amounts required to be paid thereunder, and (b) Seller has paid over to the appropriate taxing authorities all amounts required to have been withheld by Seller from employee compensation, except such withheld amounts not yet due to have been paid over, all of which amounts not yet paid over are being held by Seller for the account of the appropriate taxing authority. The income tax returns of Seller have never been audited by any taxing authority. Neither Seller nor any Shareholder knows of any questions which have been raised by any federal, state or local taxing authority relating to taxes or assessments of Seller which, if determined adversely to Seller, would result in the assertion of any tax deficiency.

     4.6 Contracts. Exhibit 1.1(c) is a list of the Assigned Contracts. Exhibit
4.6 is a list of all agreements of Seller other than the Assigned Contracts. Except as set forth in Exhibit 1.1(c) or in Exhibit 4.6 hereto, Seller is not a party to any material contract, agreement, lease, or power of attorney of any kind whatsoever. As to Seller, all Assigned Contracts are valid and are in full force and effect according to their material terms, and no material default by Seller exists under any such contract, lease or agreement and no condition or state of facts exists which, with notice or the passage of time, or both, would constitute a default under any such contract, lease or agreement. To Seller's knowledge, all Assigned Contracts are valid as to the other contracting parties thereto and there is no material default by any such party existing under the Assigned Contracts and no condition or state of facts exists which, with notice or the passage of time, or both would constitute a default by any such party thereunder. All Assigned Contracts are enforceable in accordance with their terms by Seller against all other parties thereto in all material respects. Neither the execution, the delivery nor the performance of this Agreement by Seller will cause any default in or breach of any provision of Seller's Articles of Incorporation, as amended, bylaws or any agreement or commitment to which Seller is a party or by which Seller is bound, and none of such actions will result in either acceleration, or any similar right of any other party, under any Assigned Contract, or constitute a default under any Assigned Contract, or result in the creation or imposition of any Encumbrance against the Assets.

     4.7 Compliance with Laws. To the best of Shareholder's knowledge, Seller is in compliance in all material respects with the laws, regulations, rules and decrees of all governmental authorities whatsoever relating to the conduct of its business, including, without limitation, the Fair Labor Standards Act.

     4.8 Litigation. Except as scheduled in Exhibit 4.8, there is no litigation, action, suit, proceeding or governmental investigation pending or (to the best of Seller's or Shareholder's knowledge) threatened against Seller or Shareholders or affecting Seller or its business or any of its assets, at law or in equity or before any federal, state, municipal, local or other governmental authority, or before any arbitrator, nor does Seller or any Shareholder know of any reasonable


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basis for any such litigation, action, suit, proceeding or investigation.
Neither Seller nor any Shareholder is subject to any order, writ or decree of any court or other governmental authority.

     4.9 Employee Plans and Agreements. Seller is not a party to any collective bargaining or labor agreement or to any written employment agreement, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan or any other like agreement or plan; nor does it have in place any policy or commitment relating to increases in the rate of remuneration for the benefit of present or former employees, whether or not unionized, of Seller, other than as set forth in
Exhibit 4.9.

     4.10 Liabilities. All liabilities and obligations of Seller, direct, indirect or contingent, are either listed on the 1997 Financial Statements or on
Exhibit 4.10 attached hereto.

     4.11 Insurance. All insurance maintained by Seller is listed and described on Exhibit 4.11 attached hereto.

     4.12 Absence of Certain Changes. From December 31, 1997 until the Closing,
(a) the operations of Seller shall have been conducted in the ordinary course of business, (b) no event shall have occurred or have been threatened which has or would have a material and adverse affect upon Seller, and (c) Seller shall not have sustained any loss or damage to its assets or property, whether or not insured, or union activity that affects materially and adversely its ability to conduct its business. Except as described in Exhibit 4.12, since December 31,1997, Seller has not:

     (i) incurred or suffered any obligations or liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business none of which exceed $5,000 to any entity and all of which together do not exceed $25,000;

     (ii) issued any stock or other corporate securities or granted any option or right with respect to the acquisition of any of its corporate securities;

     (iii) declared or made (or became obligated for) any payment or distribution or dividend (other than cash or cash equivalents) to shareholders or purchased or redeemed (or became obligated to purchase or redeem) any shares of its capital stock;

     (iv) mortgaged, pledged or subjected (whether or not voluntarily) to any Encumbrance, any of its assets, other than Encumbrances incidental to the conduct of its business or the-ownership of its property and assets which were not incurred in connection with the borrowing of money, or the obtaining of advances or credit, and which do not in the aggregate impair the use or value thereof in the operation of the business of Seller;

     (v) sold, assigned or transferred or agreed to sell, assign or transfer any of its tangible assets or cancelled any debts or claims, except in each case in the ordinary course


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of business;

     (vi) sold, assigned, or transferred or agreed to sell, assign or transfer any trade names, or other intangible assets, or permitted existing rights with respect thereto to lapse;

     (vii) suffered any extraordinary loss or knowingly waived or permitted to lapse any right of substantial value;

     (viii) made any capital expenditures, or otherwise entered into any executory transactions or commitments to make any capital expenditures, in excess of $5,000 per item or $25,000 in the aggregate;

     (ix) failed to comply in any material respect with any applicable local, state or federal law, rule or regulation; or

     (x) suffered any event or condition of any character, materially and adversely affecting the business, properties or prospects of Seller or the Business.

     4.13 Employees. A listing of all employees (including their rates of pay and their accrued but unpaid vacation and sick days) of Seller is attached as
Exhibit 4.13.

     4.14 Authority. Seller has the corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby, including, without limitation, execution and delivery of the Bill of Sale and Assignment.

     4.15 Licenses. Exhibit 4.15 contains a list of all governmental or other licenses and permits held by (i) Seller relating to the operation of the Business (including, as to each such license or permit, the name of the owner of the license or permit, the issuing authority, a description of the subject matter of the license or permit, and the termination date, if any, or notice requirement with respect to termination and renewal options) and (ii) Shareholders and all other personnel in connection with their services for the Business. Except for the licenses and permits held by Seller and Shareholders and described on Exhibit 4.15, there are no other licenses or permits required for Seller and Shareholders to operate the Business. All such licenses and permits are in full force and effect and have not been and there currently are not any material default or deficiencies thereunder by any party; and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a material default or deficiency thereunder. To Shareholder's knowledge, the validity, continuation and effectiveness of all of the licenses and permits is in no way affected by the transfer of such licenses under this Agreement, or, if any would be affected, Seller has delivered to NMFS, to the transferee or to the Business an appropriate consent to such transfer. Neither Seller nor any Shareholder is aware of any proceeding or investigation by any governmental agency


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relating to the Business.

     4.16 Medical Fitness. Neither Shareholder knows of any medical, health or other reason that would impair his ability to perform the Employment Agreement.

     4.17 No Finders or Brokers. Neither Shareholder, nor Seller, nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. Seller and Shareholders will indemnify and hold NMFS harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of Seller or Shareholder.

     4.18 Disclosure. No representation or warranty by Seller or any Shareholder in this Agreement and no statement pertaining to Seller or Shareholder in this Agreement or any document, exhibit or certificate furnished or to be furnished to NMFS pursuant hereto will contain any untrue statement which, if corrected, would have a material adverse effect on the fair market value of the property being transferred hereunder. There are no facts known to Seller or any Shareholder not described herein which would adversely affect the future operations of the Business or the use of the Assets in the conduct of a similar business at the same location by NMFS:

     4.19 Validity of Agreements. Upon execution and delivery by all parties, the obligations of Seller and Shareholders under this Agreement and all other agreements to be executed by Seller or Shareholders in connection herewith, will constitute the valid and binding obligation of Seller or Shareholders, as the case may be, and be binding against them and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

     4.20 Bulk Sales. Seller and Shareholders shall jointly and severally hold NMFS harmless from any and all liability, damages or attorneys' fees suffered or incurred by NMFS resulting from any failure by Seller or Shareholders to comply with any applicable bulk sales law relating to the transactions contemplated hereby.

     4.21 Title to Assets. Except as described in the 1997 Financial Statements referred to in Section 4.3 or in Exhibits 4.10 and 4.12 hereof, Seller holds good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of Encumbrances.

     4.22 Transfer Not Subject to Encumbrances or Third-Party Approval. Except as disclosed in Exhibit 4.2 hereto, the execution and delivery of this Agreement by Seller and Shareholders, and the consummation of the contemplated transactions, will not result in the creation or imposition of any Encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

     4.23 Condition of Personal Property. All tangible personal property, equipment, fixtures and inventories included within the Assets or required to be used in the ordinary course of Seller's business are in good condition and are suitable for the purposes for which they are being used. No value in excess of applicable reserves has been given to any inventory with respect to obsolete or discontinued products.

     4.24 Investment Representation. Seller is acquiring the Promissory Note for its own account for investment and without a view to, or for sale in connection with, any distribution thereof, or with any present intention of selling or distributing all or any part thereof. Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended. Seller acknowledges that the Promissory Note has not been registered under the Securities Act of 1933, as amended, or under any state securities laws and cannot be resold unless so registered or unless an exception from registration is available. Seller has had sufficient opportunity to ask questions of the executive officers of NMFS and to obtain information from NMFS and acknowledges that NMFS is not under any obligation to register for public sale the Promissory Note.

     4.25 Accounts Receivable. The accounts receivable set forth in Exhibit 1.1(b) hereto and the accounts receivable conveyed to NMFS pursuant to the terms of this Agreement are to the best of Shareholder's knowledge valid, bona fide subsisting claims for the aggregate amounts thereof.

     Section 5. Representations and Warranties of NMFS.

     NMFS represents, warrants, covenants and agrees to and with Seller as follows:

     5.1 Organization and Standing of NMFS. NMFS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as now being conducted; and is duly qualified to do business in each jurisdiction in which the nature of the property owned or leased or the nature of the businesses conducted would require such qualification, specifically including the State of Florida.

     5.2 Authority. NMFS has corporate power to execute and deliver this Agreement and consummate the transactions contemplated hereby and has taken (or by the Closing Date will have taken) all action required by law, its Articles of Incorporation, bylaws or otherwise to authorize such execution and delivery and the consummation of the transactions contemplated hereby, including, without limitation, execution and delivery of the Promissory Note.

     5.3 No Finders or Brokers. Neither NMFS nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. NMFS will indemnify and hold Seller harmless against claims (and attorneys' fees and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commissions, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of NMFS.

     5.4 Validity of Agreements. Upon execution and delivery by all parties hereto, this Agreement and all other agreements to be executed by NMFS in connection herewith will constitute the valid and binding obligation of NMFS and be binding against NMFS and enforceable in accordance with their respective terms (except as enforceability may be restricted, limited, or delayed by bankruptcy, insolvency, moratorium or similar laws affecting or relating to the' enforcement of creditors' rights in general and except as the enforceability is subject to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity).

     Section 6. Conditions precedent to the Obligations of Seller.

     All obligations of Seller which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by NMFS at or prior to the Closing and to the fulfillment at, or prior to, the Closing, of each of the following conditions (unless expressly waived in writing by Seller at any time at or prior to the Closing):

     6.1 Representations and Warranties True. All of the representations and warranties made by NMFS contained in Section 5 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the date of Closing, and shall be true at and as of the date of Closing in all material respects; NMFS shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by NMFS prior to or at the Closing; and Seller shall have been furnished with a certificate of the President or any Vice President of NMFS dated the Closing, certifying to the truth of such representations and warranties as of the Closing and to the fulfillment of such covenants and conditions.

     6.2 Authority. All action required to be taken by or on the part of NMFS to authorize the execution, delivery and performance of this Agreement by NMFS and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of NMFS.

     6.3 Opinion Of Counsel. Seller shall have been furnished with an opinion, dated as of the Closing Date, of Marcy L. Colkitt & Associates, P.C., counsel to NMFS, to the effect set forth in Exhibit 6.3 attached hereto.

     6.4 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against Seller which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated hereby, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

     Section 7. Conditions Precedent to the Obligations of NMFS.

     All obligations of NMFS which are to be discharged under this Agreement at the Closing are subject to the performance, at or prior to the Closing, of all covenants and agreements contained herein which are to be performed by Seller and Shareholders at or prior to the Closing and to the fulfillment at or prior to the Closing of each of the following conditions (unless expressly waived in writing by NMFS at any time at or prior to the Closing):

     7.1 Representations and Warranties True. All of the representations and warranties of Seller and Shareholders contained in Section 4 of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing, and shall be true at and as of the date of Closing in all material respects; Seller and Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller or Shareholders prior to or at the Closing; and NMFS shall be furnished with a certificate of an officer of Seller and of Shareholders, dated the Closing, certifying to the truth of such representations and warranties as of the time of the Closing and to the fulfillment of such covenants and conditions.

     7.2 Authority. All action required to be taken by or on the part of Seller to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Seller.

     7.3 Opinion of Counsel. Seller and Shareholders shall have delivered to NMFS an opinion, dated as of the Closing Date, of the Law Office of Christopher
M. Brown, P.A., counsel to Seller and Shareholders, in form and substance to the effect set forth in Exhibit 7.3 attached hereto or as otherwise acceptable to NMFS.

     7.4 No Obstructive Proceeding. No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against NMFS or its affiliates which seeks to, or would, render it unlawful as of the Closing to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

     7.5 Consents and Approvals. Each of the parties to any of the Assigned Contracts under which the asset sale contemplated hereby would constitute or result in a default or acceleration of obligations shall have given such consent as may be necessary to permit the consummation of the transactions contemplated hereby without constituting or resulting in a default or acceleration under such agreement, and any consents required from any public or regulatory agency or organization having jurisdiction shall have been given.

     7.6 Release Of Encumbrances. All Encumbrances shall have been released at or prior to the closing.

     7.7 Licenses. All applications. for the transfer of all licenses, permits and provider numbers and agreements required in order to continue to operate the Business shall have been properly filed and NMFS shall be satisfied that all such licenses, permits and provider numbers and agreements shall in due course be properly transferred to NMFS or the designee thereof, effective as of the Closing.

     7.8 Key Employee. Ricardo Perez shall have entered into an employment agreement with NMFS in substantially the form attached hereto as Exhibit 7.8.

     Section 8. Identification.

     8.1 Indemnity by Shareholders and Seller. Each Shareholder and Seller jointly and severally shall indemnify, defend and hold harmless NMFS and each affiliate of NMFS from and against:

     (a)  all Excluded Liabilities;

     (b) any and all losses, damages, costs or deficiencies resulting from any and all misrepresentations or breaches of warranty or failures to perform agreements or undertakings by Seller or Shareholder contained in or made pursuant to this Agreement or in other agreements executed by Seller or Shareholder in connection with this Agreement; and

     (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses (including, without limitation, attorneys' fees, interest, penalties and amounts paid in settlement of any such claim) relating to any of the foregoing.

Seller and each Shareholder shall jointly and severally pay to NMFS or any affiliate of NMFS, as the case may be, all amounts owed to NMFS pursuant to this
Section 8.1 within thirty (30) days after written demand therefor. In the event that any third person, including, without limitation, any governmental taxing authority, shall assert any claim or action in excess of $1,000 against NMFS or an affiliate of NMFS which, if successful, might result in a claim for indemnity hereunder (collectively, an "indemnifiable loss"), NMFS shall notify Seller, in writing, of such claim or action, and at Shareholder's and Seller's option, Shareholders and Seller may, at their sole expense, assume control over the defense of such claim or action, but in any event NMFS (and its affiliate, as the case may be) shall have the right to participate in the. defense of any such claim or action. If, after notice thereof, Shareholders and Seller shall not assume the defense of, or if after so assuming such defense they shall fail to continue to defend, any such claim or action, NMFS (and its affiliate, as the case may be) may defend any such claim or action and NMFS (and its affiliate, as the case may be) may then settle or compromise such claim or action on terms it deems reasonable. Shareholders and Seller shall promptly satisfy and pay any final judgment rendered with respect to any such claim or action or any compromise or settlement thereof and shall pay the reasonable expenses, legal or otherwise of NMFS (and its affiliate, as the case may be) in the defense of any such claim or action. If Seller and Shareholders do not pay any such indemnifiable loss pursuant to any such judgment, settlement or compromise within thirty (30) days after written demand, NMFS may pay the same and set off the amount paid against payments otherwise due to Shareholder or to Seller under the Promissory Note. If NMFS (or an affiliate of NMFS) suffers an indemnifiable loss directly (not as a result of a third party claim or action), NMFS may set off the amount of the same against payments to Seller under the Promissory Note or otherwise due to Shareholder or Seller.

     8.2 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other rights or seeking any other remedies to which such party is entitled by law. Section 9. Miscellaneous.

     Section 9. Miscellaneous

     9.1 Expenses. All expenses incurred by the parties in connection with the preparation of this Agreement and the other agreements contemplated hereby and in connection with the closing of the transactions contemplated hereby, including, without limitation, attorneys' fees, accounting fees, investment advisor's fees and disbursements, shall be borne by the respective parties incurring such expense.

     9.2 Notices. All notices, demands and other communications hereunder shall be written and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, to the address set forth below:

         To NMFS:             National Medical Financial
                              Services Corporation
                              1315 Greg St., Suite 103
                              Sparks, NV 89431
                              Attention: Eric D. Robinson, Pres.

         with a copy to:      Marcy L. Colkitt & Associates, P.C.
                              P.O. Box 607
                              Indiana, PA 15701-0607

         To Seller:           Advanced Physician Billing Inc.
                              7315 S.W. 87th Avenue, Suite 200
                              Miami, FL 33173
                              Attention: Mr. Jorge Perez, Sr.

         with a copy to:      Christopher M. Brown, Esq.
                              600 W. Andrews Ave., Suite 600
                              Ft. Lauderdale, FL 33301

         To Shareholders:     7315 S.W. 87th Avenue, Suite 200
                              Miami, FL 33173

with a copy to:               Christopher N. Brown, Esq.
                              600 W. Andrews Ave., Suite 600
                              Ft. Lauderdale, FL 33301

or to such other address as NMFS or Seller may designate by written notice to the other. Notices delivered in person shall be deemed delivered on the date of delivery and notices mailed, as aforesaid, shall be deemed delivered forty-eight
(48) hours after the date mailed. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

     9.3 Form of Transaction. If after the execution hereof, NMFS determines that the sale of the Assets can be better achieved through a different form of transaction without economic injury to Seller or Shareholder, or delay of the consummation of the transaction, Seller and Shareholders shall cooperate in revising the structure of the transaction to a stock sale or merger or similar transaction and shall negotiate in good faith to so amend this Agreement; provided, that NMFS shall reimburse Seller and Shareholders at Closing for all reasonable additional expenses, including attorneys' fees, incurred by Seller and Shareholders as a result of such change in form.

     9.4 Entire Agreement. This Agreement and the Exhibits, and the other agreements, schedules and documents delivered pursuant hereto, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, letters of intent negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties to be bound. thereby.

     9.5 Governing Law; Arbitration. This Agreement shall be construed and interpreted under the laws of the State of Florida, exclusive of the principles of conflicts of laws. The parties agree that all disputes concerning this Agreement shall be submitted to binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the provisions contained herein. The arbitration shall be conducted in Tampa, Florida, by one arbitrator. The party initiating arbitration shall give the other notice of the matter in dispute and, if such party is the obligor, shall deposit any disputed amount in escrow during the pendency of arbitration. If the parties fail to agree upon an arbitrator within ten days after notice of initiation of the arbitration is given, the American Arbitration Association shall select the arbitrator. All determinations and the final decision of the arbitrator shall be made in writing. The fees and expenses of the arbitrator shall be awarded by the arbitrator in his discretion as part of the award. The arbitrator's award shall be binding on the parties hereto and may be entered in any court of competent jurisdiction. The parties reserve the right to seek a judicial temporary restraining order, preliminary injunction, or other similar short term equitable relief prior to the appointment of the arbitrator. The arbitrator will have the right to make a final determination of the parties' rights including, without limitation, whether to make permanent, modify or dissolve the judicial order.

     9.6 Section and Exhibit Headings. The Section and Exhibit headings are for reference only and shall not limit or control the meaning of any provisions of this Agreement.

     9.7 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

     9.8 Nature and Survival of Representations. All statements contained in any certificate delivered by or on behalf of a party to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by such party hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the Closing for the applicable period of the statute of limitations.

     9.9 Exhibits. All Exhibits, schedules and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. All items disclosed hereunder shall be deemed disclosed only in connection with the specific representation to which they are explicitly referenced.

     9.10 Assignment. Except as provided below, neither party shall assign this Agreement without first obtaining the written consent of the other party. Notwithstanding the foregoing to the contrary, NMFS shall have the right, without any other party's consent, to assign all or any portion of this Agreement to any entity controlled by, controlling or under common control with, NMFS, and/or to any lender providing financing or refinancing funds or credit facilities to NMFS or its affiliates, and/or to any transferee of any of the stock, assets or business of NMFS; provided no such assignment shall release NMFS from any liability hereunder.

     9.11 Binding on Successors and Assigns. Subject to Section this Agreement shall inure to the benefit of and bind the respective heirs, administrators, successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this
Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

     9.12 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto.

     9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

     9.14 Nonarbitral Attorneys' Fees. In the event that a suit, action, or other proceeding of any nature whatsoever (other than arbitration), including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party the prevailing party's reasonable attorneys', paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

     9.15 No Other Parties. Seller and Shareholders acknowledge and agree that the only other party to this Agreement is NMFS and that Douglas R. Colkitt, M.D. individually is not a party, in any capacity, to this Agreement.

     9.16 Rules of Construction. All references herein to the singular shall include the plural, and vice versa, and all references herein to the neuter shall include the masculine or feminine, as the case may be, and vice versa. When general words or terms are used herein followed by the word "including" (or another form of the word "include") and words of particular and specific meaning, the general words shall be construed in their widest extent, and shall not be limited to persons or things of the same general kind or class as those specifically mentioned in the words of particular and specific meaning. All parties have participated in the drafting of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of a party by reason of such party having or being deemed to have drafted, structured or dictated such provisions. Time is of the essence of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                       NATIONAL MEDICAL FINANCIAL SERVICES
                       CORPORATION, a Nevada corporation ("NMFS")

                       By: /s/ Douglas R. Colkitt, M.D.
                           --------------------------------
                           Title: CEO

                           /s/Jorge Perez, SR.      (SEAL)
                           --------------------------------
                           JORGE PEREZ, SR.  ("Shareholder")

                           /s/Jorge Perez, JR.      (SEAL)
                           --------------------------------
                           JORGE PEREZ, JR.  ("Shareholder")


                           ADVANCED PHYSICIAN BILLING INC., a Florida
                           Corporation  ("Seller")

                       By: /s/ Jorge E. Perez, Sr.
                           --------------------------------
                                Title:  President